                                  Exhibit 3.2
                                  -----------

                          AMENDED AND RESTATED BY-LAWS
                          ----------------------------

                               VIALOG CORPORATION


                                   ARTICLE I

                                  STOCKHOLDERS
                                  ------------


1.  PLACE OF MEETINGS.  All meetings of stockholders shall be held within
    -----------------
Massachusetts unless the Articles of Organization permit the holding of stockholder meetings outside Massachusetts, in which event such meetings may be held either within or without Massachusetts. Meetings of stockholders shall be held at the principal office of the corporation unless a different place is fixed by the Directors or the President and stated in the notice of the meeting.

2.  ANNUAL MEETINGS.  The annual meeting of stockholders shall be held on the
    ---------------
second Monday in May in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 10:00 o'clock a.m., unless a different hour and date (which date shall be within six months after the end of the fiscal year of the corporation) is fixed by the Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

3.  SPECIAL MEETINGS.  Special meetings of stockholders may be called by the
    ----------------
President or by the Directors. So long as the Corporation does not have a class of voting stock registered under the Securities Exchange Act of 1934, upon written application of one or more stockholders who hold at least ten (10%) percent of the capital stock entitled to vote at the meeting, special meetings shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer. If the Corporation does have a class of voting stock registered under the Securities Exchange Act of 1934, upon written application of one or more stockholders who hold at least thirty-five (35%) percent of the capital stock entitled to vote at the meeting, special meetings shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer. The call for the meeting shall state the place, date, hour and purposes of the meeting. Business transacted at any special meeting of the stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

4.  NOTICE OF MEETINGS.  A written notice of every meeting of stockholders,
    ------------------
stating the place, date and hour thereof and the purposes for which the meeting is to be held, shall be given by the Clerk or other person calling the meeting at least seven (7) days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of Organization or by these By-Laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to him at his address as it appears upon the books of the corporation. Whenever any notice is required to be given to a stockholder by law, by the Articles of Organization or by these By-Laws, no such notice need be given if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

5.  QUORUM.  Unless the Articles of Organization otherwise provide, a majority
    ------
in interest of all stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter; except that if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class a quorum shall consist of a majority in interest of the stock of that class issued, outstanding and entitled to vote.

6.  ADJOURNMENTS. Any meeting of stockholders may be adjourned to any other time
    ------------
and to any other place at which a meeting of stockholders may be held under these By-Laws by the vote of the holders of a majority of the stock present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as Clerk of such meeting, if no stockholder is present or represented. It shall not be necessary to notify any stockholder of any adjournment. Any business which could have been transacted at any meeting of the stockholders as originally called may be transacted at any adjournment thereof.

7.  VOTING AND PROXIES.  Each stockholder shall have one vote for each share of
    ------------------
stock entitled to vote held by him of record according to the records of the corporation, and a proportionate vote for a fractional share so held by him, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six (6) months before the meeting named therein; provided, that a proxy coupled with an interest sufficient in law to support an irrevocable power, including, without limitation, an interest in the shares or in the corporation generally, may be made irrevocable if it so provides, need not specify the meeting to which it relates, and shall be valid and enforceable until the interest terminates, or for such shorter period as may be specified in the proxy. Proxies shall be filed with the Clerk of the meeting or of any adjournment thereof before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless, at or prior to exercise of the proxy, the corporation receives a specific written notice to the contrary from any one of them. A proxy purported to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

8.  ACTION AT MEETING.  When a quorum is present, the holders of a majority of
    -----------------
the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter), except where a larger vote is required by law, by the Articles of Organization or by these By-Laws, shall decide any matter to be voted on by the stockholders. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corporation shall not directly or indirectly vote any shares of its stock other than shares held directly or indirectly by it in a fiduciary capacity.

9.  INSPECTORS OF ELECTION. The Board of Directors, in advance of any meeting of
    ----------------------
stockholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. If one or more inspectors are not so appointed, then the presiding officer shall act as the inspector of the election. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. No director or officer of the corporation shall be eligible to act as an inspector of an election of directors of the corporation.

    The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

10.  ACTION WITHOUT MEETING. Any action to be taken by stockholders may be taken
     ----------------------
without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.


                                  ARTICLE II

                                   DIRECTORS
                                   ---------


1.  POWERS.  The business of the corporation shall be managed by a Board of
    ------
Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.  ELECTION. A Board of Directors of such number (not less than three) as shall
    --------
be fixed by the stockholders shall be elected by the stockholders at the annual meeting. Whenever the number of stockholders shall be less than three the number of Directors must be equal to or greater than the number of stockholders.

3.  VACANCIES.  If the office of any Director, or any other office, becomes
    ---------
vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, including by enlargement of the Board of Directors, the Board of Directors or remaining Directors if less than a quorum may, by majority vote, choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred and until his successor be chosen and qualified, or until his earlier death, resignation or removal.

4.  ENLARGEMENT OF THE BOARD.  The number of the Board of Directors may be
    ------------------------
increased at any meeting of the stockholders or by a vote of the Directors then in office.

5.  TENURE. The Directors shall be classified with respect to the time for which
    ------
they shall severally hold office by dividing them into three classes, each consisting of one-third, or as equal in number as possible, of the whole number of the Board of Directors, and all Directors shall hold office until their successors are chosen and qualified, or until their earlier death, resignation, or removal. At the first meeting held for election of the Board of Directors following adoption of these By-Laws, Directors of the first class ("Class I Directors") shall be elected for a term of one year; Directors of the second class ("Class II Directors") shall be elected for a term of two years; Directors of the third class ("Class III Directors") shall be elected for a term of three years; and at each annual election thereafter, successors to the class of Directors whose terms shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of Directors shall expire in each year. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary, except that no Director shall resign by delivering such resignation to himself. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

6.  REMOVAL.  A Director may be removed from office for cause by vote of a
    -------
majority of the stock outstanding and entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

7.  MEETINGS.  Regular meetings of the Directors may be held without call or
    --------
notice at such places, within or without Massachusetts, and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice at the same place as the annual meeting of stockholders or the special meeting held in lieu thereof, following such meeting of stockholders.

    Special meetings of the Directors may be held at any time and place, within or without Massachusetts, designated in a call by the President, Treasurer or two or more Directors.

8.  NOTICE OF SPECIAL MEETINGS.  Notice of all special meetings of the Directors
    --------------------------
shall be given to each Director by the Secretary, or if there be no Secretary by the Clerk or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least forty-eight (48) hours in advance of the meeting, or by written notice mailed to his business or home address at least seventy-two (72) hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

9.  QUORUM. At any meeting of the Directors, a majority of the Directors then in
    ------
office shall constitute a quorum. In the event that one or more Directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such Director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the total number of Directors constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

10.  ACTION AT MEETING.  At any meeting of the Directors at which a quorum is
     -----------------
present, the vote of a majority of those present, unless a different vote is specified by law, by the Articles of Organization or by these By-Laws, shall be sufficient to take any action.

11.  MEETING BY CONFERENCE.  Members of the Board or any committee designated
     ---------------------
thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

12.  ACTION BY CONSENT.  Any action by the Directors may be taken without a
     -----------------
meeting if a written consent thereto is signed by all the Directors and filed with the records of the meetings of Directors. Such consent shall be treated for all purposes as a vote at a meeting.

13.  COMMITTEES.  The Directors may, by vote of a majority of the Directors then
     ----------
in office, elect from their number an executive committee or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-Laws, they are prohibited from delegating. Each committee is to consist of two or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business but, unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Directors.


                                  ARTICLE III

                                   OFFICERS
                                   --------


1.  ENUMERATION. The officers of the corporation shall consist of a President, a
    -----------
Treasurer, a Clerk and such other officers, including a Chairman of the Board, one or more Vice Presidents, Assistant Treasurers, Assistant Clerks and Secretary as the Directors may determine.

2.  ELECTION.  The President, Treasurer and Clerk shall be elected annually by
    --------
the Directors at their first meeting following the annual meeting of stockholders. Other officers may be appointed by the Directors at such meeting or at any other meeting.

3.  QUALIFICATION.  The President shall be a Director.  No officer need be a
    -------------
stockholder. Any two or more offices may be held by the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

4.  TENURE. Except as otherwise provided by law, by the Articles of Organization
    ------
or by these By-Laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the annual meeting of stockholders or special meeting in lieu thereof and thereafter until their successors are chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders or special meeting in lieu thereof unless a different term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary, except that no officer shall resign by delivering such resignation to himself, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5.  REMOVAL.  The Directors may remove any officer with or without cause by a
    -------
vote of a majority of the entire number of Directors then in office, provided that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, unless such compensation is expressly provided for in a duly authorized written agreement with the corporation.

6.  VACANCIES.  The Board of Directors may fill any vacancy occurring in any
    ---------
office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Clerk. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

7.  CHAIRMAN OF THE BOARD.  If the Directors appoint a Chairman of the Board, he
    ---------------------
shall, when present, preside at all meetings of the Directors and shall have such other powers and duties as are usually vested in the office of Chairman of the Board or as may be vested in him by the Board of Directors.

8.  PRESIDENT.  Unless otherwise provided by the Directors, the President shall
    ---------
be the chief executive officer of the corporation and shall, subject to the direction of the Directors, have general supervision and control of its business. Unless otherwise provided by the Directors, the President shall preside, when present, at all meetings of stockholders and of the Directors (except as provided in Section 7 of this Article III).

9.  VICE PRESIDENT.  The Vice President or, if there shall be more than one, the
    --------------
Vice Presidents in the order determined by the Directors shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties, and shall have such other powers, as the Directors may from time to time prescribe.

10.  TREASURER AND ASSISTANT TREASURERS.  The Treasurer shall, subject to the
     ----------------------------------
direction of the Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities and valuable documents of the corporation, except as the Directors may otherwise provide.

     The Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order determined by the Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe.

11.  CLERK AND ASSISTANT CLERKS. The Clerk shall keep a record of the meetings
     --------------------------
of stockholders. Unless a transfer agent is appointed, the Clerk shall keep or cause to be kept in Massachusetts at the principal office of the corporation or at his office the stock and transfer records of the corporation in which are contained the names of all stockholders and the record address and the amount of stock held by each. If there is no Secretary or Assistant Secretary, the Clerk shall keep a record of the meetings of the Directors.

    The Assistant Clerk, or if there shall be more than one, the Assistant Clerks in the order determined by the Directors shall, in the absence or disability of the Clerk, perform the duties and exercise the powers of the Clerk and shall perform such other duties, and shall have such other powers, as the Directors may from time to time prescribe.

12.  SECRETARY AND ASSISTANT SECRETARIES.  If a Secretary is appointed, he shall
     -----------------------------------
attend all meetings of the Directors and shall keep a record of the meetings of the Directors. He shall, when required, notify the Directors of their meetings and shall have such other powers, and shall perform such other duties, as the Directors may from time to time prescribe.

    The Assistant Secretary or, if there shall be more than one, the Assistant Secretaries in the order determined by the Directors shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties, and shall have such other powers, as the Directors may from time to time prescribe.

13.  OTHER POWERS AND DUTIES. Each officer shall, subject to these By-Laws, have
     -----------------------
in addition to the duties and powers specifically set forth in these By-Laws such duties and powers as are customarily incident to his office and such duties and powers as the Directors may from time to time designate.



                                  ARTICLE IV

                                 CAPITAL STOCK
                                 -------------


1.  CERTIFICATES OF STOCK.  Each stockholder shall be entitled to a certificate
    ---------------------
of the capital stock of the corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the Chairman of the Board, President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

    Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the corporation is a party, shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restrictions and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

2.  TRANSFERS.  Shares of stock may be transferred on the books of the
    ---------
corporation by the surrender to the corporation or its transfer agent of the certificate therefor, properly endorsed, or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the

Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws. It shall be the duty of each stockholder to notify the corporation of his post office address and of his taxpayer identification number.

3.  RECORD DATE.  The Directors may fix in advance a time not more than sixty
    -----------
(60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date, the Directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

4.  REPLACEMENT OF CERTIFICATES.  In case of the alleged loss or destruction or
    ---------------------------
the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof upon such terms as the Directors may prescribe, including the presentation of reasonable evidence of such loss, destruction or mutilation, and the giving of such indemnity as the Directors may require, for the protection of the corporation or any transfer agent or registrar.

5.  ISSUE OF CAPITAL STOCK.  Unless otherwise voted by the stockholders, the
    ----------------------
whole or any part of any unissued balance of the authorized capital stock of the corporation, or the whole or any part of the capital stock of the corporation held in its treasury, may be issued or disposed of by vote of the Directors in such manner, for such consideration, and on such terms as the Directors may determine.

                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS
                            ------------------------


1.  FISCAL YEAR.  Except as from time to time otherwise determined by the
    -----------
Directors, the fiscal year of the corporation shall end on December 31.

2.  SEAL.  The seal of the corporation shall, subject to alteration by the
    ----
Directors, bear its name, the word "Massachusetts" and the year of its incorporation.

3.  EXECUTION OF INSTRUMENTS.  All deeds, leases, transfers, contracts, bonds,
    ------------------------
notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer, except as the Directors may generally or in particular cases otherwise determine.

4.  VOTING OF SECURITIES.  Except as the Directors may otherwise designate, the
    --------------------
President or Treasurer may waive notice of and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any corporation or organization, the securities of which may be held by the corporation (including securities of the corporation held directly or indirectly by it in a fiduciary capacity).

5.  CORPORATE RECORDS.  The original or attested copies of the Articles of
    -----------------
Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records which shall contain the names of all stockholders and the record address and the amount of stock held by each shall be kept in Massachusetts at the principal office of the corporation or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof, or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

6.  EVIDENCE OF AUTHORITY.  A certificate by the Clerk or Secretary or Assistant
    ---------------------
Clerk or Assistant Secretary, or a temporary Clerk or temporary Secretary, as to any action taken by the stockholders, Directors, Executive Committee or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action.

7.  ARTICLES OF ORGANIZATION. All references in these By-Laws to the Articles of
    ------------------------
Organization shall be deemed to refer to the Articles of Organization of the corporation as amended and in effect from time to time.

8.  TRANSACTIONS WITH INTERESTED PARTIES.  In the absence of fraud, no contract
    ------------------------------------
or other transaction between this corporation and any other corporation or any firm, association, partnership or person shall be affected or invalidated by the fact that any Director or officer of this corporation is pecuniarily or otherwise interested in, or is a Director, member or officer of,

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such other corporation or of such firm, association or partnership, or is a party to or is pecuniarily or otherwise interested in such contract or other transaction, or is in any way connected with any person or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein; provided that the fact that he individually or as a Director, member or officer of such corporation, firm, association or partnership is such a party or is so interested shall be disclosed to or shall have been known by the Board of Directors or a majority of such members thereof as shall be present at a meeting of the Board of Directors at which action upon any such contract or transaction shall be taken. Any Director may be counted in determining the existence of a quorum and may vote at any meeting of the Board of Directors of this corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a Director, member or officer of such other corporation, firm, association or partnership; provided that any vote with respect to such contract or transaction must be adopted by a majority of the Directors then in office who have no interest in such contract or transaction.

9.  INDEMNIFICATION. The corporation shall, to the fullest extent permitted by
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law, indemnify and hold harmless each person, now or hereafter an officer,
Director, employee or agent of the corporation and any person who serves at its request as a Director, officer, employee or other agent of another organization, or who serves at its request in any capacity with respect to any employee benefit plan, from and against any and all claims and liabilities to which he may be or become subject by reason of his being or having been an officer, Director, employee or agent of the corporation or by reason of his alleged acts or omissions as an officer, Director, employee or agent of the corporation, except in relation to matters as to which such officer, Director, employee or agent of the corporation shall have been guilty of willful malfeasance, bad faith, gross negligence or reckless disregard of his duties in the conduct of his office. The corporation shall indemnify and reimburse each officer, Director, employee or agent of the corporation and any person who serves at its request as a Director, officer, employee or other agent of another organization, or who serves at its request in any capacity with respect to any employee benefit plan, against and for any and all legal and other expenses reasonably incurred by him in connection with any such claims and liabilities, actual or threatened, whether or not, at or prior to the time when so indemnified, held harmless and reimbursed, he had ceased being an officer, Director, employee or agent of the corporation, or ceased so serving in any capacity with respect to any employee benefit plan, except in relation to matters as to which such officer, Director, employee or agent shall have been guilty of willful malfeasance, bad faith, gross negligence or reckless disregard of his duties in the conduct of his office; provided, however, that the corporation prior to such final adjudication may compromise and settle any such claims and liabilities and pay such expenses, if such settlement or payment or both appears, in the judgment of a majority of the Board of Directors, to be for the best interest of the corporation, evidenced by a resolution to that effect adopted after receipt by the corporation of a written opinion of counsel for the corporation that such officer, Director, employee or agent has not been guilty of willful malfeasance, bad faith, gross negligence or reckless disregard of this duties in the conduct of his office in connection with the matters involved in such compromise, settlement and payment. Nothing herein contained is intended to, or shall, prevent a settlement by the corporation prior to final adjudication of any claim, including claims for reimbursement or indemnification under this By-Law, against the corporation when such settlement appears to be

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in the interest of the corporation. Each such person shall, by reason of his continuing such service or accepting such election or employment, have the right to be reimbursed and indemnified by the corporation, as above set forth with the same force and effect as if the corporation, to induce him to continue so to serve or to accept such election or employment, specifically agreed in writing to reimburse and indemnify him in accordance with the foregoing provisions of this section. No Director or officer of the corporation shall be liable to anyone for making any determination as to the existence or absence of liability of the corporation hereunder or for making or refusing to make any payment hereunder in reliance upon advice of counsel. The right of indemnification herein provided shall not be exclusive of any other rights to which any officer, Director, employee or agent may otherwise be lawfully entitled. The right of indemnification herein provided may be incorporated into individual indemnification agreements between the corporation and any Director, officer, employee or agent.

10. AMENDMENTS. These By-Laws may be amended or repealed and new by-laws adopted either (a) by the stockholders at any regular or special meeting of the stockholders by the affirmative vote of the holders of at least a majority in interest of the capital stock then outstanding and then entitled to vote, provided that notice of the proposed amendment or repeal and adoption stating the change or the substance thereof shall have been given in the notice of such meeting or in the waiver of notice with respect to such meeting, or (b) by vote of a majority of the Board of Directors then in office, provided that (i) the Board of Directors may not amend or repeal any provision of these By-Laws which by law, by the Articles of Organization or by these By-Laws requires action by the stockholders, (ii) not later than the time of giving notice of the meeting of stockholders next following the amendment or repeal of these By-Laws and adoption of new by-laws by the Board of Directors, notice thereof stating the change or the substance of such change shall be given to all stockholders entitled to vote on amending these By-Laws, and (iii) any amendment or repeal of these By-Laws by the Board of Directors and any by-law adopted by the Board of Directors may be amended or repealed by the stockholders.

11.  CONTROL SHARE ACQUISITION. Until such time as this section shall be
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repealed or these By-Laws shall be amended to provide otherwise, including without limitation, during any time in which the corporation shall be an "issuing public corporation" as defined in Chapter 110D of the Massachusetts General Laws, the provisions of Chapter 110D of the Massachusetts General Laws shall not apply to "control share acquisitions," as defined in Chapter 110D, of the shares of the corporation's stock.

12.  SEVERABILITY. Any determination that any provision of these By-Laws is for
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any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

13.  PRONOUNS. All pronouns used in these By-Laws shall be deemed to refer to
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the masculine, feminine or neuter, singular or plural, as the identify of the person or persons may require.

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